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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference constituting part of this registration statement on Form S-3 of our report dated July 3, 2001, on Form 10-KSB for Chequemate International, Inc. dba C-3D Digital, Inc., for the fiscal year ended March 31, 2001. We also consent to the incorporation and to the reference to us under the heading "Experts" in the registration statement.






/s/  HJ & Associates, LLC
-----------------------------
HJ & Associates, LLC
Salt Lake City, Utah
November 29, 2001